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                                                          Exhibit 99.23(a)(iii)

                          LORD ABBETT INVESTMENT TRUST

                 AMENDMENT TO DECLARATION AND AGREEMENT OF TRUST

          The undersigned, being at least a majority of the Trustees of Lord Abbett Investment Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated August 16, 1993 (the "Declaration"), do hereby amend the Declaration, pursuant to Section 8.2 of the Declaration, by: (i) changing the legal name for the existing U.S. Government Securities Series of the Trust to the "Lord Abbett U.S. Government & Government Sponsored Enterprises Fund," its Class A, B, C, and P shares now being Class A, B, C, and P shares of the Lord Abbett U.S. Government & Government Sponsored Enterprises Fund; and (ii) changing the legal name for the existing Limited Duration U.S. Government Securities Series of the Trust to the "Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund," its Class A, B, C, and P shares now being Class A, B, C, and P shares of the Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund.

          This instrument shall constitute an amendment to the Declaration and shall be effective on October 1, 2003.

          IN WITNESS WHEREOF, the undersigned have executed this instrument this 14th day of August, 2003.


/s/ Robert S. Dow                              /s/ Franklin W. Hobbs
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Robert S. Dow                                  Franklin W. Hobbs


/s/ E. Thayer Bigelow                          /s/ C. Alan Macdonald
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E. Thayer Bigelow                              C. Alan MacDonald


/s/ William H. T. Bush                         /s/ Thomas J. Neff
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William H. T. Bush                             Thomas J. Neff


/s/ Robert B. Calhoun, Jr.
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Robert B. Calhoun, Jr.